UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

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PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)

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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Spivey Junction

On December 5, 2014, Phillips Edison Grocery Center REIT II, Inc. (formerly known as Phillips Edison-ARC Grocery Center REIT II, Inc.) (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 81,475 rentable square feet located on approximately 10.51 acres of land in Stockbridge, Georgia (“Spivey Junction”) for approximately $11.7 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Spivey Junction was purchased from MK EP Spivey, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Spivey Junction is 91% leased to 11 tenants. Kroger, a market-leading grocery store chain, occupies 54,872 rentable square feet at Spivey Junction. Based on the current condition of Spivey Junction, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Spivey Junction is adequately insured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: December 10, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer